BARK Reports Second Quarter Fiscal Year 2025 Results

NEW YORK, November 7, 2024 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal second quarter ended September 30, 2024.

Key Highlights
•Total revenue was $126.1 million, ahead of the high-end of the Company's guidance range and a 2.5% increase, year-over-year.
•Net loss improved 49.1% to $(5.3) million, year-over-year.
•Adjusted EBITDA was $3.5 million, ahead of the high-end of the Company's guidance range and a $2.5 million improvement, year-over-year.
•Net cash provided by operating activities was $2.8 million and free cash flow was $1.0 million.

"We delivered our ninth consecutive quarter of year-over-year Adjusted EBITDA growth last quarter, driven in part by a 26% increase in our commerce segment revenue, compared to last year," said Matt Meeker, Chief Executive Officer of BARK. "As I emphasized on our last earnings call, our focus on strengthening our talent and improving our profitability profile has enabled us to channel our energy into driving sustainable, long-term top-line growth. I am pleased to report, the team is tackling this objective aggressively, already laying a strong foundation for the future. Our recent revenue growth is an important first step and many of the key initiatives the team has been focused on are just beginning to be reflected in our results. Overall, we remain enthusiastic about what lies ahead over the coming years."

Key Performance Indicators

	Three Months Ended September 30,		Six Months Ended September 30,

	2024	2023	2024	2023
Total Orders (in thousands)	3,270	3,361	6,712	6,921
Average Order Value	$30.91	$31.03	$30.92	$31.24
Direct to Consumer Gross Profit (in thousands)(1)	$65,504	$67,679	$134,774	$137,262
Direct to Consumer Gross Margin (1)	64.8%	64.9%	64.9%	63.5%
(1) Direct to Consumer Gross Profit and Direct to Consumer Gross Margin does not include the revenue or cost of goods sold from BARK Air.

Fiscal Second Quarter 2025 Highlights
•Revenue was $126.1 million, ahead of the Company's guidance range of $123.0 million to $126.0 million, and a 2.5% increase year-over-year, primarily driven by a 25.6% year-over-year increase in the commerce segment.
•Direct to Consumer (“DTC”) revenue was $102.6 million, a 1.6% decrease year-over-year, primarily driven by fewer total orders in the most recent period.
•Commerce revenue was $23.5 million, a 25.6% increase year-over-year, aided by growth in both existing and new accounts.
•Gross profit was $76.1 million, a 0.6% increase year-over-year.
•Gross margin was 60.4%, as compared to 61.5% in the same period last year. The decrease was driven by a greater mix of commerce revenue in the most recent period. Note, both segments have a similar contribution margin.
•Advertising and marketing expenses were $18.7 million as compared to $17.8 million in the same period last year.
•General and administrative ("G&A") expenses were $63.1 million, as compared to $68.9 million last year. This decrease was largely driven by a reduction in headcount and better shipping terms.
•Net loss was $(5.3) million, as compared to $(10.3) million in the same period in the previous year.
•Adjusted EBITDA was $3.5 million, a $2.5 million improvement, year-over-year, and ahead of the Company's guidance range of $1.0 million to $3.0 million.
•Net cash provided by operating activities was $2.8 million. Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, was $1.0 million.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of September 30, 2024 was $115.2 million, and reflects $0.9 million of share repurchases at an average price of $1.67, in the quarter.
•The Company's inventory balance as of September 30, 2024 was $88.4 million, an increase of $4.3 million compared to March 31, 2024. The increase is largely driven by the Company bringing in additional product ahead of the holiday quarter.

Fiscal Third Quarter and Full Year 2025 Financial Outlook
Based on current market conditions as of November 7, 2024, BARK is providing guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal year 2025, the Company is reaffirming its guidance of:
•Total revenue of $490 million to $500 million, reflecting year-over-year growth of flat to 2.0%.
•Adjusted EBITDA of $1.0 million to $5.0 million, reflecting a year-over-year improvement of $11.6 million to $15.6 million.

For the fiscal third quarter 2025, the Company expects:

•Total revenue of $123.0 million to $126.0 million, reflecting year-over-year growth of (1.7)% to 0.7%
•Adjusted EBITDA of $(3.0) million to breakeven, reflecting a year-over-year improvement of $3.4 million to $6.4 million.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal second quarter 2025 results will be held today, November 7, 2024, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-596-4144 for U.S. participants and 1-646-968-2525 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at BARK.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,”

“should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of Direct to Consumer orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis. Total Orders excludes orders from BARK Air.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. AOV excludes Direct to Consumer revenue from BARK Air.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
REVENUE	$126,111	$123,036	$242,323	$243,626
COST OF REVENUE	49,999	47,394	92,945	94,948
Gross profit	76,112	75,642	149,378	148,678
OPERATING EXPENSES:
General and administrative	63,143	68,931	126,567	138,352
Advertising and marketing	18,665	17,810	39,096	35,429
Total operating expenses	81,808	86,741	165,663	173,781
LOSS FROM OPERATIONS	(5,696)	(11,099)	(16,285)	(25,103)
INTEREST INCOME	1,353	1,996	2,832	4,133
INTEREST EXPENSE	(687)	(1,366)	(1,398)	(2,745)
OTHER (EXPENSE) INCOME—NET	(233)	132	(451)	1,715
NET LOSS BEFORE INCOME TAXES	(5,263)	(10,337)	(15,302)	(22,000)
PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(5,263)	$(10,337)	$(15,302)	$(22,000)

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue
Direct to Consumer:
Toys & Accessories(1)	$66,882	$67,149	$137,451	$139,251
Consumables(1)	34,197	37,163	70,101	76,947
Other(2)	1,520	—	$2,106	$—
Total Direct to Consumer	$102,599	$104,312	$209,658	$216,198
Commerce	23,512	18,724	32,665	27,428
Revenue	$126,111	$123,036	$242,323	$243,626
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.

(2) Other Direct to Consumer revenue derived from the BARK Air.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Direct to Consumer:(1)
Revenue	$102,599	$104,312	$209,658	$216,198
Cost of revenue	37,083	36,633	75,134	78,936
Gross profit	65,516	67,679	134,524	137,262
Commerce:
Revenue	23,512	18,724	32,665	27,428
Cost of revenue	12,916	10,761	17,811	16,012
Gross profit	10,596	7,963	14,854	11,416
Consolidated:
Revenue	126,111	123,036	242,323	243,626
Cost of revenue	49,999	47,394	92,945	94,948
Gross profit	$76,112	$75,642	$149,378	$148,678
(1) Direct to Consumer segment gross profit include revenue and cost of revenue from BARK Air.

BARK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30,	March 31,
	2024	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$115,243	$125,495
Accounts receivable—net	16,901	7,696
Prepaid expenses and other current assets	11,070	4,379
Inventory	88,435	84,177
Total current assets	231,649	221,747
PROPERTY AND EQUIPMENT—NET	23,425	25,540
INTANGIBLE ASSETS—NET	8,010	11,921
OPERATING LEASE RIGHT-OF-USE ASSETS	30,268	32,793
OTHER NONCURRENT ASSETS	8,220	6,587
TOTAL ASSETS	$301,572	$298,588
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,701	$13,737
Operating lease liabilities, current	5,541	5,294
Accrued and other current liabilities	33,209	30,490
Deferred revenue	23,436	25,957
Total current liabilities	95,887	75,478
LONG-TERM DEBT	40,128	39,926
OPERATING LEASE LIABILITIES	39,765	42,599
OTHER LONG-TERM LIABILITIES	2,236	1,202
Total liabilities	178,016	159,205
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 182,674,940 and 180,176,725 shares issued	1	1
Treasury stock, at cost, 8,186,449 and 4,643,589 shares, respectively	(11,409)	(6,225)
Additional paid-in capital	497,139	492,427
Accumulated deficit	(362,175)	(346,820)
Total stockholders’ equity	123,556	139,383
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$301,572	$298,588

BARK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	September 30,	September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,302)	$(22,000)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation & amortization	5,679	5,941
Impairment of assets	2,142	2,970
Non-cash lease expense	2,524	2,120
Loss on disposal of assets	—	72
Amortization of deferred financing fees and debt discount	202	374
Bad debt expense	—	34
Stock-based compensation expense	5,898	6,914
Provision for inventory obsolescence	1,355	879
Change in fair value of warrant liabilities and derivatives	913	(1,434)
Changes in operating assets and liabilities:
Accounts receivable	(9,205)	(5,869)
Inventory	(5,613)	14,065
Prepaid expenses and other current assets	(499)	(988)
Other noncurrent assets	(1,336)	(125)
Accounts payable and accrued expenses	22,905	(6,426)
Deferred revenue	(2,521)	(3,431)
Proceeds from tenant improvement allowances	—	—
Operating lease liabilities	(2,587)	(1,800)
Other liabilities	11	788
Net cash provided by (used in) operating activities	4,566	(7,916)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,851)	(4,933)
Net cash used in investing activities	(3,851)	(4,933)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(112)	(106)
Proceeds from the exercise of stock options	293	94
Proceeds from issuance of common stock under ESPP	193	286
Tax payments related to the issuance of common stock	(1,620)	(819)
Excise tax from stock repurchases	(52)	—
Payments to repurchase common stock	(5,184)	(4,120)
Net cash used in financing activities	(6,482)	(4,665)

Effect of exchange rate changes on cash	(53)	55

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(5,820)	(17,459)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	130,704	183,068
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$124,884	$165,609

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	115,243	160,541
Restricted cash - prepaid expenses and other current assets, other noncurrent assets	9,641	5,068
Total cash, cash equivalents and restricted cash	$124,884	$165,609

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment included in accounts payable and accrued liabilities	$—	$11
Cash paid for interest	$75	$75

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Income (Loss), Adjusted Net Income (Loss) Margin, Adjusted Net Income (Loss) Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Income (Loss) as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) restructuring charges related to reduction in force payment, (5) litigation expenses, (6) warehouse restructuring costs, (7) non-cash impairment of previously capitalized software, (8) technology modernization costs, and (9) other items (as defined below).

We calculate Adjusted Net Income (Loss) Margin by dividing Adjusted Net Income (Loss) for the period by Revenue for the period.

We calculate Adjusted Net Income (Loss) Per Common Share by dividing Adjusted Net Income (Loss) for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense, (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) capitalized cloud computing amortization, (7) sales and use tax income, (8) restructuring charges related to reduction in force payment, (9) litigation expenses, (10) warehouse restructuring costs, (11) non-cash impairment of previously capitalized software, (12) technology modernization costs, and (13) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

The following table presents a reconciliation of Adjusted Net Income (Loss) to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Income (Loss) Margin and Adjusted Net Income (Loss) Per Common Share for the periods presented:

Adjusted Net Income (Loss)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
Net Loss	$(5,263)	$(10,337)	$(15,302)	$(22,000)
Stock compensation expense	2,957	3,689	5,898	6,914
Change in fair value of warrants and derivatives	521	(130)	913	(1,434)
Sales and use tax income (1)	(246)	(68)	(1,549)	(137)
Restructuring	731	1,442	1,504	1,543
Litigation expenses (2)	251	—	638	—
Warehouse restructuring costs	359	161	899	161
Impairment of assets	1,344	2,970	2,142	2,970
Technology Modernization (3)	498	—	1,206	—
Other items (4)	107	833	925	1,002
Adjusted net income (loss)	$1,259	$(1,440)	$(2,726)	$(10,981)
Net income (loss) margin	(4.17)%	(8.40)%	(6.31)%	(9.03)%
Adjusted net income (loss) margin	1.00%	(1.17)%	(1.12)%	(4.51)%

Adjusted net income (loss) per common share - basic and diluted	$0.01	$(0.01)	$(0.02)	$(0.06)
Weighted average common shares used to compute adjusted net income (loss) per share attributable to common stockholders - basic and diluted	175,063,942	176,975,883	175,311,379	177,150,161

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net Loss	$(5,263)	$(10,337)	$(15,302)	$(22,000)
Interest income	(1,353)	(1,996)	(2,832)	(4,133)
Interest expense	687	1,366	1,398	2,745
Depreciation and amortization expense	2,800	3,074	5,679	5,941
Stock compensation expense	2,957	3,689	5,898	6,914
Change in fair value of warrants and derivatives	521	(130)	913	(1,434)
Cloud computing amortization	93	—	172	—
Sales and use tax income (1)	(246)	(68)	(1,549)	(137)
Restructuring	731	1,442	1,504	1,543
Litigation expenses (2)	251	—	638	—
Warehouse restructuring costs	359	161	899	161
Impairment of assets	1,344	2,970	2,142	2,970
Technology Modernization (3)	498	—	1,206	—
Other items (4)	107	833	925	1,002
Adjusted EBITDA	$3,486	$1,004	$1,691	$(6,428)
Net loss margin	(4.17)%	(8.40)%	(6.31)%	(9.03)%
Adjusted EBITDA margin	2.76%	0.82%	0.70%	(2.64)%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) Litigation expenses related to a shareholder class action complaint, see Item 1. Legal Proceedings in the Company's quarterly report on Form 10-Q.

(3) Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4) For the three months ended September 30, 2024, other items is comprised of executive transition costs including recruiting costs of less than $0.1 million, costs associated with the share repurchase program of less than $0.1 million, and duplicate headquarters rent of less than $0.1 million. For the three months ended September 30, 2023, other items is comprised of executive transition costs including recruiting costs of $0.4 million and non-recurring retention payments to management of $0.4 million. For the six months ended September 30, 2024, other items is comprised of executive transition costs including recruiting costs of $0.4 million, non-recurring retention payments to management of $0.2 million, costs associated with the share repurchase program of $0.2 million, and duplicate headquarters rent of less than $0.1 million. For the six months ended September 30, 2023, other items is comprised of non-recurring retention payments to management of $0.6 million, executive transition costs including recruiting costs of $0.4 million, and duplicate headquarters rent of less than $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Free cash flow reconciliation:
Net cash provided by (used in) operating activities	$2,773	$2,825	$4,566	$(7,916)
Capital expenditures	(1,807)	(1,961)	(3,851)	(4,933)
Free cash flow	$966	$864	$715	$(12,849)

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com